Exhibit (h)(1)(a)

AMENDMENT TO EXHIBIT A

SCHEDULE OF SERIES

The undersigned hereby certifies that he is an authorized signer of the PowerShares Actively Managed Exchange-Traded Fund Trust (the “Trust”), and the following funds are included under the Amended andRestated Fund Administration and Accounting Agreement dated June 17, 2013 and as subsequently amended, by and between the Trust and the Bank of New York Mellon.

December 19, 2017

1. PowerShares Active U.S. Real Estate Fund

2. PowerShares Balanced Multi-Asset Allocation Portfolio

3. PowerShares Conservative Multi-Asset Allocation Portfolio

4. PowerShares Government Collateral Pledge Portfolio

5. PowerShares Growth Multi-Asset Allocation Portfolio

6. PowerShares Moderately Conservative Multi-Asset Allocation Portfolio

7. PowerShares Multi-Strategy Alternative Portfolio

8. PowerShares S&P 500® Downside Hedged Portfolio

9. PowerShares Total Return Bond Portfolio

10. PowerShares Ultra Short Duration Portfolio

11. PowerShares Variable Rate Investment Grade Portfolio

POWERSHARES ACTIVELY MANAGED EXCHANGE-TRADED FUND TRUST

By:
(signature)

Dan Draper
(name)

President
(title)

THE BANK OF NEW YORK MELLON

By:
(signature)

(name)

(title)